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From:    /S=ralph.masiello@USTRA.mail.abb.com/OU=EURIN1 1/P=PSE/A=MCI/C=GB/ at
         x400po

Sent:    Thursday, November 06, 1997 11:07 AM

To:      Ed Smith at DaIRIMF

Cc: Chuck Bell at DalMerit; Ken Scott at PSCMerit6; Andy Goletz at PSCMerit6; Hemant Lall at PSCRIMF; Paul Gribik at PSC-LADWP; /S=william.hunter~ey.com/OU=EURIN1 1/P=PSE/A=MCI/C=GB/ at x400po

Subject: Re: Re[5]: ralph's call today


I spoke with the ISO yesterday evening.

I was told that Jeff Tranen has passed Perot's response to "the lawyers" to evaluate; their concern as related was to be sure that it provided adequate protection for the ISO should someone question them over the issue - that is, can they show that they have done enough to put the issue to rest and to assure themselves that there are no "trap doors" or flaws in the system.

They definitely did go back to Cotton at SDG&E and satisfy themselves that the allegations in Tranen's letter to Ron Nash were accurate.

Assuming that the response satisfies the ISO, there clearly needs to be some fence mending.